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                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 12 of October, 2000, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company set forth in Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as a "Separate Account"), each of the open-ended diversified management investment companies listed on Schedule B, each organized under the laws of Maryland (hereinafter individually referred to as the "Fund" or collectively as the "Funds"), INVESCO FUNDS GROUP, INC., a Delaware corporation (hereinafter the "Advisor"), and INVESCO DISTRIBUTORS, INC., a Delaware corporation (hereinafter the "Underwriter").

                                  WITNESSETH:

WHEREAS, beneficial interests in the Fund are divided into several series of shares, as set forth in Schedule B hereto, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"), which Portfolios qualify as Regulated Investment Companies under Sub-chapter M of the Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "Contracts") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Code; and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Adviser is the investment adviser of the Portfolios of the Fund and is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and any applicable state securities laws; and

WHEREAS, the Underwriter is the principal underwriter for the Fund and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

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WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each corresponding Separate Account set forth on such Schedule A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

               ARTICLE I. Purchase and Redemption of Fund Shares.

1.1 The Fund and the Underwriter agree to sell to the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value ("NAV") next computed after receipt and acceptance by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Separate Account. Receipt by such designee shall constitute receipt by the Fund; provided that the Fund or the Underwriter receives notice of such order via the National Securities Clearing Corporation ("NSCC") in accordance with the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform guidelines on the next following Business Day. The Fund will receive all orders to purchase Portfolio shares using the NSCC's DCC&S platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section using the NSCC's Continuous Net Settlement ("CNS") System. Payment shall be in federal funds transmitted by wire from the Fund's designated Settling Bank to the NSCC. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its NAV pursuant to the rules of the SEC. "Networking" shall mean the NSCC's product that allows Fund's and Companies to exchange account level information electronically. "Settling Bank" shall mean the entity appointed by the Fund to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions to the Fund for Portfolio shares via the NSCC's DCC&S platform the following shall apply to this Section 1.1:

The Fund and the Underwriter agree to sell the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the NAV next computed after receipt and acceptance by the Fund or its


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designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for the receipt of such orders from the Separate Account. Receipt by such designee shall constitute receipt by the Fund; provided that the Fund or the Underwriter receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the next Business Day it places an order to purchase Portfolio shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Fund's designated custodian. Business Day shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates it NAV pursuant to the rules of the SEC. The Company shall submit trades using DCC&S if it is available; otherwise facsimiles shall be used.

1.2 The Fund and the Underwriter agree to make shares of the Portfolios available for purchase at the applicable NAV per share by the Company on Business Days; subject, however, to the termination provisions of Article VIII.

1.3 The Fund and the Underwriter agree to redeem for cash, upon the Company's request, any full or fractional shares of the Portfolios held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the NAV next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section 1.3, the Company shall be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund or the Underwriter receives notice of such request for redemption via the NSCC in accordance with the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform guidelines on the next following Business Day. The Fund will receive all orders to redeem Portfolio shares using the NSCC's DCC&S platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC's CNS system. Payment shall be in federal funds transmitted by the NSCC to the Separate Account's Settling Bank as designated by the Company, on the same Business Day the Fund or the Underwriter receives notice of the redemption order from the Company provided that the Fund or the Underwriter receives notice by 10:00 a.m. eastern time on such Business Day.

If the Company is somehow prohibited from submitting redemption and settlement instructions to the Fund for Portfolio shares via the NSCC's DCC&S platform the following shall apply to this Section 1.3:

The Fund and the Underwriter agree to redeem for cash. Upon the Company's request, any full or fractional shares of the Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the NAV next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section 1.3, the Company shall be the designee of the Fund for receipt of requests for redemption from each Separate Account. Receipt by such designee shall constitute receipt by the Fund; provided the Fund or the Underwriter receives notice of such request for redemption by 10:00

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a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Company, on the next Business Day the Fund or the Underwriter receives notice of the redemption order from the Company provided that the Fund or the Underwriter receives notice by 10:00 a.m. Eastern Time on such Business Day. The Company shall submit trades using DCC&S if it is available; otherwise facsimiles shall be used.

1.4 The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule B offered by the then current prospectus of the Fund in accordance with the provisions of the applicable prospectus.

1.5 The Company will place separate orders to purchase or redeem shares of each Portfolio.

1.6 Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.7 The Underwriter shall furnish same day notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's shares in the form of additional shares of that Portfolio. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

1.8 The Underwriter shall use its best efforts to make the NAV per share for each Portfolio available to the Company by 6:30 p.m. after the close of trading each Business Day, but in no event later than 7:00 p.m. Eastern Time on such Business Day.

1.9 In the event of an error in the computation or reporting of a Fund's NAV or any dividend or capital gain distribution (each, a "Pricing Error"), Underwriter shall promptly notify Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A Pricing Error shall be corrected as follows: (a) if the Pricing Error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the Pricing Error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Fund's NAV at the time of the error, then Underwriter shall reimburse the Fund and its direct shareholders for any loss; and (c) of the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Fund's NAV at the time of the error, then Underwriter shall reimburse the Fund for any loss and shall reimburse Company for reasonable reprocessing costs incurred in adjusting Contract owner accounts; however, in no case shall such costs of adjustment exceed $3,000.00 per

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occurrence. In the event that Fund Party provides an incorrect price and said error causes a monetary loss to any Plan participant account maintained by Company, then pursuant to the provisions of this Article, Underwriter shall be responsible for compensating all direct shareholders held in the applicable Fund so that any underlying Contracts which have incurred such a loss may be made whole by Company to the same extent as though said error had not occurred.

In addition, if Contract owners of Company or its participating correspondents have received amounts in excess of the amounts to which they otherwise would have been entitled prior to an adjustment for a price error, Company or its participating correspondents will make a good faith attempt to collect such excess amounts from their Contract owners. However, Company shall have no obligation to initiate legal action against any Contract owner or participant. In no event, however, shall Company be liable to Fund for any such amounts, provided the overpayment was not caused by the Company.

1.10 If the Company provides incorrect processing information through no fault of the Fund, the Underwriter or the Adviser, the Fund shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct information. Any error in the information provided by the Company shall be reported to the Fund, the Underwriter and the Adviser promptly upon discovery.

                   ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Fund and the Underwriter represent and warrant that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration

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statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3 The Fund represents that each Portfolio (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that such Portfolio has ceased to so qualify or might not so qualify in the future.

2.4 To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund represents that its Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

2.5 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states except that the Fund represents that the fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the States of Connecticut and California. The Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the applicable laws of the State of Connecticut to the extent required to perform this Agreement.

2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Fund represents and warrants that all of its Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

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2.9  The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond, errors and omissions policy, or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Connecticut and any applicable state and federal securities laws.

2.11 The foregoing representations and warranties shall be made by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund's shares pursuant to this Agreement.

        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1 The Fund shall provide the Company at no charge with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund's current prospectus and statement of additional information, the Fund may provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a). The Fund shall provide the Company at no charge with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.2(b). The Fund shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners and prospective Contract owners. The Fund shall pay for all costs for typesetting, printing and distributing proxy materials to Contract owners.

3.3 The Fund's statement of additional information shall be obtainable by Contract owners from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

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3.4  If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contract owners;

       B. vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

       C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company's Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. The Fund will not hold annual meetings but will hold such special meetings as may be necessary from time to time. Further, the Fund will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund, the Underwriter or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund, the Adviser or the Underwriter is described, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Fund, the Underwriter or their designee, however, the failure to object in writing within two Business days will be deemed approval Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning

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the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3 The Fund shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within two Business Days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.4 Neither the Fund nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5 The Fund will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6. The Company will provide to the Fund at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration

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statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8 The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Fund and the Underwriter. Except as provided in
Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Fund and the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.9 The Fund and Underwriter agrees and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in
Section 4.3, the Fund and Underwriter shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Fund and Underwriter shall cease all use of any such names or marks.

                          ARTICLE V. Fees and Expenses

5.1 The Fund shall pay the fees and expenses provided for in this Agreement under the Master Shareholder Services Agreement for the Payment of Shareholder Servicing/Sub-Transfer Agency Fees, executed concurrently with this Agreement.

                          ARTICLE VI. Indemnification

6.1  Indemnification By The Company

(a) The Company agrees to indemnify and hold harmless the Fund, the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Fund or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration

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            statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Fund to the Company on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

       (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Adviser); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

       (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Underwriter by the Company or persons under its control; or

       (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.3 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against

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them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2  Indemnification By the Underwriter

(a) The Underwriter agrees, with respect to each Portfolio that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios that it distributes or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

       (ii) arise out of or as a result of (a) untrue statements or representations by or on behalf of the Underwriter (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Portfolio shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively; or

       (iv) arise as a result of any material failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund; except to the extent provided in Sections 6.2(b) and 6.4 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3  Indemnification by the Fund

(a) The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

       (ii) arise out of or as a result of (a) untrue statements or representations by or on behalf of the Fund (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Portfolio shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively; or

       (iv) arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund; except to the extent provided in Sections 6.3(b) and 6.4 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.4.  Indemnification Procedure

(a) Any person obligated to provide indemnification under this Article VI ("Indemnifying Party" for the purpose of this Section 6.4) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("Indemnified Party" for the purpose of this

Section 6.4) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this
Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

       (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or

       (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

7.2 This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act, and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                           ARTICLE VIII. Termination

8.1 The parties hereto agree to make shares of the Portfolios available for purchase by Company at the applicable NAV per share on any Business Day; provided, however, that the Board of Directors ("Directors") of the Fund may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

8.2 Any party may terminate this Agreement without cause upon ninety (90) days advance written notice to a non-terminating party, unless otherwise agreed upon in a separate written agreement among the parties.

8.3 Any party may terminate this Agreement if the terminating party determines in its sole judgment, exercised in good faith, that the non-terminating party has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operation of the terminating party; such termination shall be effective upon sixty (60) days prior written notice of termination.

8.4 Any party may terminate this Agreement for material breach of any provision of this Agreement by a non-terminating party; such termination shall be effective upon failure by the party in breach to cure such breach within thirty
(30) days of written notice of termination.

8.5 This Agreement shall terminate automatically (without penalty): (i) in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act, as amended; (ii) in the event that a 12b-1 plan terminates with respect to a Fund, upon written notice of termination; (iii) in the event of a party's violation of applicable state or federal laws, rules, or regulations of authorized regulatory agencies, upon written notice of termination; or (iv) in the event of institution of formal proceedings against the non-terminating party by the NASD, NASD Regulation, Inc. ("NASDR"), SEC, or applicable state regulatory organization, which in the judgment of the terminating party ore reasonably likely to have a material adverse effect on the non-terminating party's ability to perform its obligations under this Agreement, said termination to become effective upon written notice of termination.

8.6 Any party's failure to terminate for any cause stall not constitute a waiver of the right to terminate later for cause.

8.7 In the event this Agreement is terminated, no party hereto will continue use of another party's name or any other words that may be reasonably construed to falsely imply a continuing relationship with the other party.

8.8 After the date of termination pursuant to Sections 8.1, 8.3, 8.4, 8.5, or if this Agreement is terminated by Company for any reasons as to any Fund, we will not be obligated to pay you fees with respect to any shares of such Fund that are first placed or purchased in your Contract owners' accounts after the date of such termination. In the event that Advisor, Underwriter, or Fund terminates this Agreement as to any Fund pursuant to Section 8.2, then any applicable fees payable to Company under this Agreement shall remain in effect for so long as assets of Contract owners or a separate account remain invested in a Portfolio of a Fund and the Company continues to provide the services contemplated hereunder.

                              ARTICLE IX. Notices

9.1 (a) Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

       If to the Company:

               Hartford Life Insurance Company
               200 Hopmeadow Street
               Simsbury, Connecticut 06089
               Attention: Vice President, Investment Products Division

       with a copy to:

               Lynda Godkin, General Counsel
               Hartford Life Insurance Company
               200 Hopmeadow Street
               Simsbury, Connecticut 06089

       If to the Fund:

               (Address to Relevant Company listed in Schedule B.) 7800 East Union Avenue, MS 201
               Denver, CO 80237
               Attention: Ronald L. Grooms, Senior Vice President

       If to the Advisor:

               INVESCO Funds Group, Inc.
               7800 East Union Avenue, MS 201
               Denver, CO 80237
               Attention: Ronald L. Grooms, Senior Vice President

       If to the Underwriter:

               INVESCO Distributors, Inc.
               7800 East Union Avenue, MS 201
               Denver, CO 80237
               Attention: Ronald L. Grooms, Senior Vice President

                            ARTICLE X Miscellaneous

10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California laws and regulations.

10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8 The parties to this Agreement may amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ Olga Zalevsky
       ------------------------------
Name:  Olga Zalevsky
Title: Assistant Actuary

Insert Name

INVESCO Bond Funds, Inc.
INVESCO Combination Stock & Bond Funds, Inc.
INVESCO International Funds, Inc.
INVESCO Sector Funds, Inc.
INVESCO Stock Funds, Inc.

By:    /s/ Ronald L. Grooms
       ------------------------------
Name:  Ronald L. Grooms
Title: Senior Vice President

INVESCO Funds Group, Inc.

By:    /s/ Ronald L. Grooms
       ------------------------------
Name:  Ronald L. Grooms
Title: Senior Vice President

INVESCO Distributors, Inc.

By:    /s/ Ronald L. Grooms
       ------------------------------
Name:  Ronald L. Grooms
Title: Senior Vice President

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

                                   SCHEDULE B

                      Retail Fund Participation Agreement
                   List of Funds and Corresponding Portfolios

INVESTMENT COMPANY                               PORTFOLIOS
------------------------------------------------------------------------
INVESCO BOND FUNDS, INC.
                                     High Yield Fund -- Investor Class
                                     Select Income Fund -- Investor
                                     Class
                                     Tax-Free Bond Fund -- Investor
                                     Class
                                     U.S. Government Securities Fund --
                                     Investor Class
INVESCO COMBINATION STOCK & BOND
FUNDS, INC.
                                     Balanced Fund -- Investor Class
                                     Equity Income Fund -- Investor
                                     Class
                                     Total Return Fund -- Investor Class
INVESCO INTERNATIONAL FUNDS, INC.
                                     European Fund -- Investor Class
                                     International Blue Chip Value Fund
                                     -- Investor Class
INVESCO SECTOR FUNDS, INC.
                                     Energy Fund -- Investor Class
                                     Financial Services Fund -- Investor
                                     Class
                                     Gold Fund -- Investor Class
                                     Health Sciences Fund -- Investor
                                     Class
                                     Leisure Fund -- Investor Class
                                     Real Estate Opportunity Fund --
                                     Investor Class
                                     Technology Fund -- Investor Class
                                     Telecommunications Fund -- Investor
                                     Class
                                     Utilities Fund -- Investor Class
INVESCO STOCK FUNDS, INC.            Blue Chip Growth Fund -- Investor
                                     Class
                                     Dynamics Fund -- Investor Class
                                     Endeavor Fund -- Investor Class
                                     Growth & Income Fund -- Investor
                                     Class
                                     S&P 500 Index Fund -- Investor
                                     Class
                                     Small Company Growth Fund --
                                     Investor Class
                                     Value Equity Fund -- Investor Class

      Master Shareholder Services Agreement for the Payment of Shareholder
                       Servicing/Sub-Transfer Agency Fees

We understand that you currently provide recordkeeping and administrative services to certain qualified defined contribution employee benefit plans ("Benefit Plans"), and that you have entered into agreements with Benefit Plans under which you establish and maintain Benefit Plan participant investment accounts and provide other administrative and personal services to Benefit Plans and their participants.

As principal underwriter and transfer agent, respectively, for the open-end investment companies listed in Exhibit A, (collectively the "Funds" or individually a "Fund") we desire to enter into an Agreement with you for the servicing of certain shareholders of, and the administration of certain shareholder accounts in, the Funds. Such shareholders and accounts are those which have been established on behalf of the Benefit Plans which meet the criteria stated in each Fund's prospectus to purchase shares of the Funds at net asset value. These criteria are set forth in the Funds' prospectuses, which may be amended from time to time. The terms and conditions of the Agreement shall be as follows:

1. You shall provide shareholder and administrative services for certain beneficial shareholders of the Funds who are participants in the Benefit Plans. Such services shall include, without limitation, some or all of the following: answering inquiries regarding the Funds; assistance in changing account designations and addresses; performance of sub-accounting; establishment and maintenance of shareholder accounts and records; assistance in processing purchase and redemption transactions; providing periodic statements showing a shareholder's account balance and the integration of such statements with those of other transactions and balances in the shareholder's other accounts serviced by you, if any; and such other information and services as we reasonably may request, to the extent you are permitted by applicable statute, rule or regulation to provide such information or services.

2. We shall recognize, and we shall instruct the Funds to recognize, each Benefit Plan as a single shareholder and not to maintain separate accounts for Benefit Plan participants. You may at your option elect to maintain an omnibus account for more than one Benefit Plan, and we would then recognize the account holder as a single shareholder. Neither we, nor the Funds, nor any affiliate thereof shall have any responsibility with respect to administrative services, including tax reporting, for participants in each Benefit Plan.

3. You represent that you have notified the appropriate Benefit Plan sponsors of the arrangements provided for in this Agreement and that the appropriate sponsors have agreed to such arrangements. You agree to notify us promptly in the event that a Benefit Plan or all of a Benefit Plan's participants redeem all of their shares in the Funds.

4. You represent and warrant that your performance and receipt of compensation or other benefits under this Agreement will not violate any applicable law, rule or regulation, including federal and state securities laws and the Employee Retirement Income Security Act of 1974.

5. Neither you nor any of your employees or agents are authorized to make any representations concerning the shares of the Funds, without our prior written consent, except those contained in, and not taken out of context from, the then current prospectuses and statements of additional information, and current printed sales literature of the Funds, copies of which will be supplied to you by us upon request. You shall have no authority to act as agent for the Funds or for us except where necessary to perform specific services under this Agreement. Any materials which contain the names of either party will be subject to review and approval by the other party in accordance with the terms of the Participation Agreement, prior to their use with the participants and/or Benefit Plans.

6. Both parties agree to hold harmless and indemnify the other, including any employees, officers, directors or trustees, against any claims or actions resulting from a party's violation of any law, rule, or regulation, or breach of any previsions of this Agreement, or any misstatements or omissions to state a material fact by the party, or its affiliates, employees or agents, which claims or actions result in liability to any of the aforementioned parties, such indemnification to include the payment of any reasonable legal fees incurred in connection with investigating or defending such claims or actions.

7.A. In consideration of the services described herein to be provided by you which consist primarily of recordkeeping and subaccounting services for Benefit Plans and participants investing in shares of the Funds through the Benefit Plans, similar to those which would be provided by INVESCO Funds Group, Inc., the Funds' transfer agent, if each participant invested directly in such Funds, and providing shareholder services in maintaining the accounts of Benefit Plans and Benefit Plan participants who invest in shares of the Funds, you shall be entitled to receive from Distributor and/or INVESCO Funds Group, Inc. such fees as are set forth in Exhibit A hereto. Shareholder services may include distributing Fund prospectuses, annual reports and other Fund related information or communications to Benefit Plans and participants investing in the Funds, and answering participant and Benefit Plan sponsor inquiries regarding the Funds. Recordkeeping and subaccounting services include establishing and maintaining participant account balances invested in the Funds through Benefit Plans, processing and accounting for participant exchanges among fund options, and processing redemptions in accordance with Benefit Plan requirements.

B. In order to receive payment, you must present to Transfer Agent within a reasonable time, but no later than 60 days following the month for which the invoice is submitted accompanied by (i) information providing INVESCO Funds Group, Inc. an adequate basis for computation of the fees, including (if requested) records or communications necessary to determine the number of shareholders in each correspondent omnibus account, if applicable.

C. For the payment period in which this Agreement terminates, there shall be an appropriate proration of the fees noted above, on the basis of the number of days that the Agreement is in effect during the month.

8. Except as otherwise agreed in writing, you shall bear all expenses incidental to the performance of the services described herein. We shall, however, provide you with such copies of relevant prospectuses for all participants making an initial Fund purchase as well as relevant prospectuses, proxy material, periodic reports to shareholders, and other material as shall reasonably be requested by you to disseminate to Benefit Plan participants who purchase shares of the Funds. We shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, proxy materials, Fund reports to shareholders and other Fund communications to the Company.

9. Upon our request, you shall provide copies of historical records relating to transactions between the Funds and the participants investing in such Funds, written communications regarding the Funds to or from such shareholders and other materials, in each case as may reasonably be requested to enable us or any other designated entity, including, without limitation, auditors, investment advisers or transfer agents for the Funds to monitor and review the services being provided under this Agreement, or to comply with any request of a governmental body or self-regulatory organization or a shareholder. You also agree that you will permit us or the Funds, or any duly designated representative to have reasonable access to your personnel and records in order to facilitate the monitoring of the quality of the services being provided under this Agreement.

10. You may delegate your obligation to provide recordkeeping and administrative services under this Agreement to another entity, provided that such entity has all appropriate and necessary licenses, registrations and authorizations to perform the services delegated.

11. This Agreement shall become effective as of the date indicated on the signature page below.

12. A. We agree to make shares of the Fund available for purchase by you at the applicable net asset value ("NAV") per share on any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its NAV pursuant to the rules of the Securities and Exchange Commission ("SEC"); provided, however, that the Board of Directors ("Directors") of the Fund may refuse to sell shares of any Fund to any person or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Fund.

B. Either party may terminate this Agreement without cause upon ninety (90) days advance written notice to the other party, unless otherwise agreed upon in a separate written agreement among the parties.

C. Either party may terminate this Agreement if the terminating party determines in its sole judgment, exercised in good faith, that the non-terminating party has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operation of the terminating party; such termination shall be effective upon sixty (60) days prior written notice of termination.

D. Either party may terminate this Agreement for material breach of any provision of this Agreement by the other party; such termination shall be effective upon failure by the party in breach to cure such breach within thirty
(30) days of written notice of termination.

E. This Agreement shall terminate automatically (without penalty): (i) in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940, as amended; (ii) in the event that a 12b-1 plan terminates with respect to a Fund, upon written notice of termination; (iii) in the event of a party's violation of applicable state or federal laws, rules, or regulations of authorized regulatory agencies, upon written notice of termination; or (iv) in the event of institution of formal proceedings against the non-terminating party by the National Association of Securities Dealers, Inc. ("NASD"), NASD Regulation, Inc. ("NASDR"), SEC, or applicable state regulatory organization, which in the judgment of the terminating party are reasonably likely to have a material adverse effect on the non-terminating party's ability to perform its obligations under this Agreement, said termination to become effective upon written notice of termination.

F. Either party's failure to terminate for any cause shall not constitute a waiver of the right to terminate later for cause.

G. In the event this Agreement is terminated, neither party will continue use of the other party's name or any other words that may be reasonably construed to imply a continuing relationship with the other party.

H.  After the date of termination pursuant to Paragraphs 12. A, 12. C., 12. D.,
12. E, or if this Agreement is terminated by you for any reason as to any Fund, we will not be obligated to pay you fees with respect to any shares of such Fund that are first placed or purchased in your Contract owners' accounts after the date of such termination. In the event we terminate this Agreement as to any Fund pursuant to Paragraph 12. B. above, then any applicable fees payable to you by us under this Agreement shall remain in affect for so long as assets of Contract owners or a separate account remain invested in a Portfolio of a Fund and you continue to provide the services contemplated hereunder.

13. This Agreement contains the entire agreement between the parties with respect to the subject matter and supersedes all prior agreements or understandings between the parties.

14. We acknowledge and agree that you may enter into agreements similar to this Agreement with organizations other than us which also serve as principal underwriters for, or distributors of, or transfer agents for, mutual funds. You acknowledge and agree that, nothing contained herein shall prohibit us or the Funds from entering into agreements similar to this Agreement with organizations other than you or from soliciting any employee benefit plan or sponsor thereof to enter into an arrangement with us, the Funds for services similar to those to be provided under this Agreement.

15. You and we agree to keep confidential all proprietary data, software, processes, information, and documentation related to this Agreement, except as may be necessary or useful to perform obligations under this Agreement or otherwise as may be agreed to, from time to time, by the parties.

16.  Communications with respect to this Agreement shall be sent as follows:

       If to you, to:

               Hartford Life Insurance Company
               200 Hopmeadow Street
               Simsbury, Connecticut 06089
               Attention: Vice President, Investment Products Division

       with a copy to:

               Lynda Godkin, General Counsel
               Hartford Life Insurance Company
               200 Hopmeadow Street
               Simsbury, Connecticut 06089

       If to us, to:

               INVESCO Funds Group, Inc.
               7800 E. Union Avenue, MS 201
               Denver, CO 80237
               Attention: Ronald L. Grooms, Senior Vice President

       and:

               INVESCO Distributors, Inc.
               7800 E. Union Avenue, MS 201
               Denver, CO 80237
               Attention: Ronald L. Grooms, Senior Vice President

17. This Agreement and all the rights and obligations of the parties shall be governed by and construed under the laws of the State of Connecticut without giving effect to the principles of conflicts of laws and the provisions shall be continuous. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                      INVESCO Funds Group, Inc.

                                By:   /s/ Ronald L. Grooms
                                      ------------------------------
                                      Ronald L. Grooms, Senior Vice
                                      President

                      INVESCO Distributors, Inc.

                                By:   /s/ Ronald L. Grooms
                                      ------------------------------
                                      Ronald L. Grooms, Senior Vice
                                      President

Accepted and Agreed To:
HARTFORD LIFE INSURANCE COMPANY

By:       /s/ Olga Zalevsky
          -------------------------------------------------------
Name:     Olga Zalevsky
Title:    Assistant Actuary
Date:     10/12/00

                                   EXHIBIT A

                                 INVESCO FUNDS
              PARTICIPATING IN SHAREHOLDER SERVICING ARRANGEMENTS
                      WITH HARTFORD LIFE INSURANCE COMPANY
                                  FEE SCHEDULE

With respect to accounts in which the average shareholder account balance exceeds $1,000 per Portfolio and the total omnibus investment amount exceeds $1,000,000, the Company shall be paid an annual service fee rate of 35 basis points of the average daily market value of Portfolio shares, to be paid monthly upon receipt of invoice from Company. However, for each month that the Company's average shareholder account balance falls below $1,000 per Portfolio, or the total omnibus investment amount falls below $1,000,000, the Company shall be paid an annual service fee rate of 25 basis points of the average daily market value of Portfolio shares, to be paid monthly upon receipt of invoice from Company. All fees shall be invoiced by Company in accordance with instructions as provided by Underwriter or Transfer Agent and must be received in proper form within a reasonable time, but no later than 60 days after the end of each month following the month for which the invoice is submitted. Company shall also include with the invoice a report showing the total number of active individual customers or participants owning shares in each Portfolio through Company's omnibus account(s). No fees shall be payable with respect to Portfolio shares held by Company in Company brokerage accounts until an invoice is timely provided in proper form.

PORTFOLIO                                                         BASIS POINTS
--------------------------------------------------------------------------------
INVESCO Balanced Fund -- Investor Class                                35
INVESCO Blue Chip Growth Fund -- Investor Class                        35
INVESCO Dynamics Fund -- Investor Class                                35
INVESCO Endeavor Fund -- Investor Class                                35
INVESCO Energy Fund -- Investor Class                                  35
INVESCO Equity Income Fund -- Investor Class                           35
INVESCO European Fund -- Investor Class                                35
INVESCO Financial Services Fund -- Investor Class                      35
INVESCO Gold Fund -- Investor Class                                    35
INVESCO Growth & Income Fund -- Investor Class                         35
INVESCO Health Sciences Fund -- Investor Class                         35
INVESCO High Yield Fund -- Investor Class                              35
INVESCO International Blue Chip Value Fund -- Investor Class           35
INVESCO Leisure Fund -- Investor Class                                 35
INVESCO Real Estate Opportunity Fund -- Investor Class                 35
INVESCO S&P 500 Index Fund -- Investor Class                           35
INVESCO Select Income Fund -- Investor Class                           35
INVESCO Small Company Growth Fund -- Investor Class                    35

                              EXHIBIT A CONTINUED

PORTFOLIO                                                         BASIS POINTS
--------------------------------------------------------------------------------
INVESCO Tax -- Free Bond Fund -- Investor Class                        35
INVESCO Technology Fund -- Investor Class                              35
INVESCO Telecommunications Fund -- Investor Class                      35
INVESCO Total Return Fund -- Investor Class                            35
INVESCO U.S. Government Securities Fund -- Investor Class              35
INVESCO Utilities Fund -- Investor Class                               35
INVESCO Value Equity Fund -- Investor Class                            35

                                    B-2